UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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INTELLICHECK, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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To the Stockholders of
INTELLICHECK, INC.
Re: 2024 Annual Meeting of Stockholders
Dear Stockholder:
You are cordially invited to attend Intellicheck, Inc.’s 2024 Annual Meeting of Stockholders being held Wednesday, May 8, 2024, at 1:00 p.m. Eastern Time. This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online by visiting https://www.cstproxy.com/intellicheck/2024. You also will be able to vote your shares electronically at the annual meeting.
The formal notice of the meeting follows on the next page. Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
Please vote, sign, and return the enclosed proxy card as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely yours,

/s/ Guy L. Smith
Guy L. Smith
Chairman of the Board

Intellicheck, Inc. (Nasdaq: IDN)	516.992.1900	www.intellicheck.com

200 Broadhollow Road, Suite 207, Melville, NY 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2024
To the Stockholders of
INTELLICHECK, INC.
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INTELLICHECK, INC. (the “Company”), a Delaware corporation, will be held Wednesday May 8, 2024 at 1:00 p.m. Eastern Time, via webcast at https://www.cstproxy.com/intellicheck/2024, for the following purposes:
1.To elect six directors to serve for a one-year term or until their respective successors have been duly elected and qualified;
2.To ratify the appointment of FORVIS, LLP as the Company’s independent public accountants for the 2024 fiscal year;
3.Advisory vote to approve the compensation of our named executive officers;
4.Advisory vote to approve the frequency of future advisory votes to approve of executive compensation; and
5.To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business on April 8, 2024, as the record date for the meeting and only record holders of shares of the Company’s common stock at that time will be entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about April 10, 2024.

By Order of the Board of Directors,

/s/ Jeffrey Ishmael
Jeffrey Ishmael
Chief Financial Officer and Chief Operating Officer

Melville, NY
April 10, 2024
IMPORTANT
IF YOU CANNOT ATTEND THE VIRTUAL MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING HELD ON MAY 8, 2024:
The Notice of Annual Meeting of Stockholders, Proxy Statement and the Annual Report to Stockholders are available on the following website: https://intellicheck.com/investors

Intellicheck, Inc. (Nasdaq: IDN)	516.992.1900	www.intellicheck.com

200 Broadhollow Road, Suite 207, Melville, NY 11747

INTELLICHECK, INC.
200 Broadhollow Road, Suite 207
Melville, NY 11747
PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
to be held Wednesday, May 8, 2024
SOLICITATION OF PROXY
The accompanying proxy is solicited on behalf of the board of directors (the “Board of Directors”) of Intellicheck, Inc., a Delaware corporation (“Intellicheck” or the “Company”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at 1:00 p.m. Eastern Time on Wednesday, May 8, 2024 via webcast at https://www.cstproxy.com/intellicheck/2024. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set April 8, 2024, as the record date (the “Record Date”) to determine those holders of record of common stock, par value $0.001 (“Common Stock”) who are entitled to notice of, and to vote at the Annual Meeting. Each share of Common Stock entitles its owner to one vote. On the Record Date, there were 19,404,561 shares of Common Stock outstanding. On or about April 10, 2024, this Proxy Statement, and the proxy card (the “Proxy Card” or “Proxy”) are being mailed to stockholders of record as of the close of business on April 8, 2024.
ABOUT THE MEETING
What is being considered at the meeting?
You will be voting on the following:
•The election of six directors, each to serve until the next annual meeting;
•The ratification of the appointment of FORVIS, LLP, as our independent public accountants for the 2024 fiscal year;
•Advisory vote to approve the compensation of our named executive officers; and
•Advisory vote to approve the frequency of future advisory votes to approve of executive compensation.
Who is entitled to vote at the meeting?
You may vote if you owned Common Stock as of the close of business on April 8, 2024. Each share of Common Stock is entitled to one vote.
How many votes must be present to hold the meeting?
Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. To conduct our meeting, a majority of the combined voting power of our Common Stock as of April 8, 2024, must be present at the meeting. This is referred to as a quorum. On April 8, 2024, there were 19,404,561 outstanding shares of Common Stock entitled to vote.
How do I attend the annual meeting, and will I be able to ask questions?
The annual meeting will be conducted virtually over the Internet. As a stockholder you will need your Control Number to join the meeting. You can obtain your Control Number from the Notice or Proxy card you received from Continental Stock Transfer. If you hold your position through a bank or broker and would like to join the meeting you will need to contact Continental Stock Transfer at 917-262-2373, or proxy@continentalstock.com to obtain a Control Number. Any stockholder may attend, listen & vote during the virtual meeting.

How do I vote?
You can vote in two ways:
•by attending the meeting by visiting the website https://www.cstproxy.com/intellicheck/2024 and use the Control Number provided in the Notice to log in to this website. If you hold your position through a bank or broker and would like to join the meeting you will need to contact Continental Stock Transfer at 917-262-2373, or proxy@continentalstock.com to obtain a Control Number.; or
•by completing, signing and returning the enclosed Proxy Card.
Can I change my mind after I submit my Proxy?
Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by (1) signing another Proxy with a later date and submitting it in the same manner as the prior Proxy was submitted; (2) if you hold your shares in your name, voting again at the meeting; or (3) if you hold your shares in street name, arranging with your broker to vote your shares at the annual meeting.
What if I return my Proxy Card but do not include voting instructions?
Proxies that are signed and returned but do not include voting instructions will be voted FOR the approval of the appointment of our independent public accountants and will not be voted with respect to the election of the nominated directors, or the advisory votes regarding executive compensation and the frequency of such votes.
What does it mean if I receive more than one Proxy Card?
It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer and Trust Company. The transfer agent’s telephone number is (212) 509-4000.
Will my shares be voted if I do not provide my Proxy?
If you hold your shares directly in your own name, they will not be voted if you do not provide a Proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including approval of the appointment of independent public accountants. When a brokerage firm votes its customer’s unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the approval of the appointment of our independent public accountants.
What vote is required to approve each item?
The affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the annual meeting is required for approval of the election of directors. The ratification of the appointment of our independent public accountants will be approved upon the affirmative vote of the majority of the votes cast at the annual meeting. The advisory vote to approve executive compensation will be approved, on a non-binding, advisory basis, upon the affirmative vote of the majority of the votes cast at the annual meeting. The advisory vote on frequency of approval of executive compensation will be determined, on a non-binding, advisory basis, by the option (one year, two years, or three years) that receives the most votes.
Do we currently have, or do we intend to submit for stockholder approval, any anti-takeover device?
Our Certificate of Incorporation, Bylaws and other corporate documents do not contain any provisions that contain material anti-takeover aspects. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or Bylaws, or other measures in the future that have anti-takeover effects.

Proposal No. 1
ELECTION OF DIRECTORS
Our Board of Directors has one class of directors, with each director elected annually for a term of one year. Unless specified to be voted otherwise, the persons named in the accompanying Proxy will vote for the election of the following persons as directors, all of whom are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Each Proxy will be voted for the nominees named below. The nominees have consented to serve as directors if elected.
The Board of Directors recommends that you elect the nominees identified below.

Name	Age	Position with the Company and Principal Occupation	Director Since	New Board Term Expires
Guy L. Smith	74	Chairman of the Board of Directors	2005	2025
Dondi Black	48	Director	2022	2025
Gregory B. Braca	60	Director	2022	2025
Dylan Glenn	54	Director	2020	2025
David E. Ullman	66	Director	2018	2025
Bryan Lewis	62	President, Chief Executive Officer and Director	2020	2025
DIRECTORS AND EXECUTIVE OFFICERS

Jack A. Davis and William P. Georges, two of the Company’s non-executive directors, will not be standing for re-election at the Annual Meeting and will therefore cease to be directors of the Company with effect from the date of the Annual Meeting. Effective immediately upon the close of the Annual Meeting, the size of our Board of Directors will be reduced from 8 to 6 directors.
The following table sets forth certain information with respect to each director and executive officer as of April 5, 2024:

Name	Age	Position with the Company and Principal Occupation	Held Office Since	Current Board Term Expires
Guy L. Smith	74	Chairman of the Board of Directors	2005	2024
Dondi Black	48	Director	2022	2024
Gregory B. Braca	60	Director	2022	2024
Jack A. Davis	77	Director	2014	2024
William P. Georges	70	Director	2014	2024
Dylan Glenn	54	Director	2020	2024
David E. Ullman	66	Director	2018	2024
Bryan Lewis (1)	62	President, Chief Executive Officer and Director	2018	2024
Jonathan Robins	62	Chief Technology Officer	2023	N/A
Jeffrey Ishmael	56	Chief Financial Officer and Chief Operating Officer	2022	N/A
(1) With the departure of former President Garrett Gafke, Bryan Lewis reassumed his role as President on May 16, 2023.
_______________________________________________________________________

Business Experience
Guy L. Smith joined the Board of Directors in 2005 and was appointed Chairman effective November 14, 2018. Mr. Smith has served as a senior executive at the highest levels of global corporations, the United States government, and a global NGO. He is also a longtime Democratic political strategist, having served on the Clinton White House staff, was a radio spokesman for the Hillary Clinton Presidential Campaign and also surrogate spokesperson for the Biden for President Campaign. He frequently appears on cable news discussing national politics.
During his career, he has managed public relations, government relations, reputation management, corporate relations, internal and external communications, and corporate social responsibility for global corporations, as well as overseeing all public relations programs associated with the companies’ marketing communications and related activities. Guy is one of the country’s leading experts on reputation management and crisis and disaster planning and communications. In this regard, he has extensive background and experience with global corporations, global consultancies, NGOs, and public service. He was Chief Operating Officer of Hill & Knowlton International Public Relations in New York, where he consulted with the firm’s largest consumer product, technology, and legal clients. Prior to that Smith was VP Corporate Affairs, the senior public affairs officer, for Philip Morris Companies Inc. (now Altria). During his nearly 17 years with Philip Morris, Smith also led the corporate affairs departments of the Miller Brewing Company and The Seven-Up Company, both Philip Morris operating companies. At Miller Brewing Company, Smith participated in the national introduction of Lite Beer and at The Seven-Up Company he pioneered the first use of 800 toll-free telephone numbers printed on soft drink packages, a move that was quickly copied by other soft drink makers. Early in his career he was Director of Information of the Appalachian Regional Commission in Washington, D.C. Smith began his career as a reporter and assistant city editor for The Knoxville Journal. He is currently chairman of the Barrier Island Trust, an environmental protection organization. Mr. Smith frequently lectures at major universities on crisis and reputation management and public policy issue management and also conducts crisis and disaster exercises for local communities. He also serves as an Honorary Battalion Chief of the Fire Department of New York and is a former member of the Board of Advisors of Mount Vernon, George Washington’s home. Smith is also the author of the book "If It's Not Impossible, It's Not Interesting."
Dondi Black was appointed a member of the Board of Directors on September 14, 2022. Since September 2021, Ms. Black has served as the Chief Product Officer at TSYS, a Global Payments company. In that capacity, she leads global product strategy and commercialization, as well as strategic partnerships. Prior to her time at TSYS, Ms. Black served as a
Senior Strategist for FIS, a leading provider of technology solutions for merchants, banks and capital markets firms, from July 2016 through September 2021. Ms. Black draws on her 30 years of in-depth experience leading innovation and transformations in banking and payments, wealth, fraud and risk, and compliance in her position on the board of directors.

Gregory B. Braca was appointed a member of the Board of Directors on September 14, 2022. Mr. Braca is the former President and CEO of TD Bank, one of the ten largest banks in the U.S. He started at TD Bank in 2002 and served as Chief Operating Officer and Head of Corporate and Specialty Banking, among other roles of increasing responsibility, prior to his ascending to his role as President and CEO. Mr. Braca brings more than 30 years of extensive banking experience to his position on the board of directors.
Dylan Glenn was appointed a member of the Board of Directors on March 11, 2020. Mr. Glenn is a Senior Director at Eldridge, a diversified holding company headquartered in Greenwich, Connecticut, where he has been since October 2021. He is the former Chairman of Guggenheim KBBO Partners, Ltd., a Dubai-based joint venture partnership between the KBBO Group and Guggenheim Partners. Prior to this role, Mr. Glenn was Senior Managing Director of Guggenheim Partners, where he joined in 2005. While at Guggenheim Partners, Mr. Glenn worked in two capacities. First, he coordinated the aforementioned joint venture-Guggenheim KBBO Partners, Ltd., the merchant banking effort leveraging Guggenheim’s investment banking and asset management capabilities with an important strategic partner in the Middle East. Additionally, he led Guggenheim’s Government Relations efforts in Washington and was a Member of the Guggenheim Partners Public Affairs Committee. Prior to joining Guggenheim, Mr. Glenn served as Deputy Chief of Staff to Governor Sonny Perdue of Georgia. As a Deputy Chief of Staff, Mr. Glenn was responsible for all External Affairs. Mr. Glenn also served in the White House in Washington, D.C. as Special Assistant for President George W. Bush for Economic Policy. He was a member of the National Economic Council team advising the President on various economic issues. Mr. Glenn is a Director of the George W. Bush Presidential Center. He is a Director of the Renewable Energy Group (REGI), a leading global producer and supplier of renewable fuels like biodiesel, renewable diesel, renewable chemicals, and other products. Additionally, he serves on the Board of Managers of Stonebriar Commercial Finance based in Plano, Texas. Mr. Glenn is a Trustee of Davidson College, where he earned his B.A. and is also a Trustee of the Episcopal High School at Alexandria, Virginia.
David E. Ullman was appointed a member of the Board of Directors in January 2018. Mr. Ullman has extensive business expertise with a strong focus on retail, strategic planning, and growth, as well as mergers and acquisitions. A seasoned retail executive, he spent nearly twenty years as Executive Vice President and Chief Financial Officer for billion-

dollar retailer, manufacturer and e-commerce company, Jos. A. Bank Clothiers until it was acquired. Mr. Ullman had an instrumental role in strategic planning and growth initiatives as well as mergers and acquisitions, which led to more than a decade of sustained profitable growth and a six-fold increase in sales. The iconic retailer was acquired by Men’s Wearhouse in 2014 for $1.8 billion. He has also held executive positions with Arthur Andersen and $750 million catalogue company Hanover Direct. Most recently, from 2018 to the present, Mr. Ullman has served as Chief Operating Officer, Chief Financial Officer, and minority owner of Paul Fredrick Menstyle, a private retail company focused on designer and direct-to-consumer men’s apparel and related accessories.

Bryan Lewis was appointed President and Chief Executive Officer in February 2018. Since March 11, 2020, Mr. Lewis has served as well as a member of the Company’s Board of Directors. Mr. Lewis has over 30 years of global leadership positions in sales and operations in the financial services and financial technology sectors with a demonstrated ability to scale both high-growth and under-performing companies to create significant shareholder value. Prior to joining Intellicheck, he was Chief Operating Officer of Third Bridge, Inc. where he oversaw the growth of the company from 100 to 600 employees and a CAGR of 56% in a four-year period. Previously, Mr. Lewis held senior leadership positions at BondDesk (sold to TradeWeb), TheMarkets.com (sold to Capital IQ), Reuters, Barra (sold to MSCI) and Bloomberg. He began his career as a bond trader. In March 2021, Garrett Gafke was appointed President and Mr. Lewis served solely as the Company’s Chief Executive Officer. Since the departure of Mr. Gafke in May 2023, Mr. Lewis has reassumed his role as the Company’s President in addition to his ongoing role as Chief Executive Officer.
Jonathan Robins was appointed Chief Technology Officer in October 2023 and was previously VP of Engineering since June 2023. From 1996 to 2012, Mr. Robins was CEO and Founder of Solidify Software, LLC. From 2012 to 2019, Mr. Robins was AVP with Sun Life Financial. From 2019 to 2021, Mr. Robins was Developer, Baseball Systems with the Chicago Cubs. From 2021 to 2023, Mr. Robins was also the Lead Software Engineer with ForceMetrics.
Jeffrey Ishmael was appointed Chief Financial Officer on May 13, 2022 and Chief Operating Officer on May 16, 2023. Mr. Ishmael has extensive experience working with private equity and venture capital firms including Blackstone, Greylock, Khosla Ventures, DFJ, KKR, Dell Ventures, Citi Ventures, and Wing Ventures. Mr. Ishmael’s SaaS related experience includes his role as founding CFO for Cylance Inc., which was the first company to apply artificial intelligence and algorithmic science to cyber security and improve the way companies, governments and end users proactively solve the world’s most difficult security problems. After joining Cylance as its seventh employee, the company experienced hyper growth and grew to over seven hundred employees over four years with operations in twelve countries. With billings exceeding $100M after year four Cylance established itself is a preeminent disrupter in the security space. Cylance was acquired by Blackberry for $1.4 billion. Following Cylance, Mr. Ishmael served from August 2017 through August 2020 as the CFO of Obsidian Security, the first truly comprehensive threat and posture management solution built for SaaS. Their platform consolidates data across core applications to help teams optimize configurations, reduce over-privilege, and mitigate account compromise and insider threats. Following his time at Obsidian Security, Mr. Ishmael served as Chief Financial Officer at RAEN, a premium handmade eyewear brand, from August 2020 through May 2022. Mr. Ishmael brings over 25 years of experience in finance and operations.
Directors generally serve for a one-year term and hold office until the next annual meeting of stockholders following the conclusion of their term and the election and qualification of their successors. Executive officers are appointed by and serve at the discretion of the Board of Directors.
Board Leadership Structure
The current Chairman of the Board of Directors is Guy L. Smith, who is an independent director under Nasdaq listing standards. The roles of Chairman of the Board and Chief Executive Officer are separate. The Board of Directors believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer allows the Company’s Chief Executive Officer to focus primarily on the Company’s business strategy, operations, and corporate vision. All the Board of Directors are independent other than Mr. Lewis, and each of the committees of the Board of Directors is comprised solely of independent directors. The Company does not have a policy mandating an independent lead director. The independent directors meet in executive sessions at every board meeting without the presence of the non-independent director.
Risk Oversight
While management is responsible for assessing and managing risks to the Company, the Board of Directors is responsible for overseeing management’s efforts to assess and manage risk. Risks are considered in virtually every business decision and as part of the Company’s overall business strategy. The Board of Directors’ risk oversight areas of focus include, but are not limited to:
•management of the Company’s long-term growth;
•strategic and operational planning, including significant acquisitions and the evaluation of our capital structure; and
•legal and regulatory compliance.
While the Board of Directors has the ultimate oversight responsibility for the Company’s risk management policies and processes, the committees of the Board of Directors also have responsibility for risk oversight. The Audit Committee oversees risks associated with our financial statements and financial reporting, mergers and acquisitions, credit and liquidity, and business conduct compliance. The Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. The Nominating and Corporate Governance Committee oversees risks associated with our overall governance practices and the leadership structure of the Board of Directors. The Board of Directors stays informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board of Directors. The Board of Directors’ role in risk oversight is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and committees providing oversight in connection with those efforts.
In compliance with NASDAQ’s Board Diversity Rule, the table below provides certain highlights of the composition of our currently active Board members and nominees.

Board Diversity Matrix (As of April 8, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	1
Part II: Demographic Background
African American or Black	—	1	—	—
White	1	5	—	—
Did not disclose demographic background	1

Although we do not have a formal policy with respect to Board diversity, the Nominating and Corporate Governance Committee strives to assemble a board of directors that brings to our Company a variety of perspectives, skills and expertise. To achieve this, the Nominating and Corporate Governance Committee considers individuals from various disciplines and backgrounds in recommending director nominees to the Board, including diversity characteristics that may be self-identified by directors or director nominees, such as race, gender, military service, or other socioeconomic or demographic characteristics.

The Nominating and Corporate Governance Committee also seeks to recommend directors who possess a broad range of business, professional, governmental, fintech, and software industry experience.

The Nominating and Corporate Governance Committee assesses these and other factors as it deems appropriate in connection with its annual review of each director and the Board as a whole and takes these factors into account when determining whether to nominate existing directors for re-election in connection with this annual review.

The Nominating and Corporate Governance Committee also takes these factors into account when considering any director nominee outside of its annual review process, such as when a vacancy exists on the Board or when a stockholder suggests a new director candidate that the committee or the Board decides to consider for a mid-year appointment.

In addition, as part of its annual self-evaluation process, the Nominating and Corporate Governance Committee assesses its consideration of diversity in identifying and evaluating director candidates, including the key qualifications, skills and attributes that it aims for directors to possess.

Delinquent Section 16(a) Reports

The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16(a) of the Securities Exchange Act of 1934. One such rule requires disclosure of filings, which under the Commission’s rules, are not deemed to be timely. Based solely on review of the copies of beneficial ownership forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, 2023, all of our officers and directors and greater than 10% shareholders complied in all respects with the reporting requirements promulgated under Section 16(a), other than a Form 4 report Russell T. Embry in connection with March 31, 2023 vesting of RSUs and a Form 4 report filed by Bryan Lewis in connection with June 30, 2023 vesting of RSUs, which were inadvertently filed on August 30, 2023.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
During the fiscal year ended December 31, 2023, the Board of Directors held four meetings, the Nominating and Corporate Governance Committee held four meetings, the Compensation Committee held four meetings and the Audit Committee held four meetings in conjunction with the regular quarterly board meetings. All the directors attended at least 75% of the aggregate of all Board meetings and meetings of committees on which they served. The Board of Directors has determined that Messrs. Smith, Davis, Georges, Ullman, Glenn, Braca and Ms. Black are each an independent director as defined in Section 5605(b) of the Nasdaq listing standards. The Company does not have a written policy relating to attendance by members of the Board of Directors at annual stockholder meetings. However, it is communicated and understood by all directors that they are required to attend virtually barring any unforeseen circumstance. All directors who were directors at the time of last year’s annual stockholder meeting attended last year’s annual stockholder meeting.

Compensation Committee
The Board of Directors established a Compensation Committee, which is currently comprised of Mr. Glenn, chairperson, Mr. Ullman, Mr. Braca, Mr. Davis, and Ms. Black, each of whom is independent as defined in Section 5605(d) of the Nasdaq listing standards. The Compensation Committee reviews and recommends to the board the compensation for all officers and directors of the Company and reviews general policy matters relating to the compensation and benefits of all employees. The Compensation Committee also administers the stock option plans. The Compensation Committee may not delegate its duties. The Compensation Committee has adopted a written charter, which is available on the Company’s Web site at https://intellicheck.com/investors. The charter sets forth responsibilities, authority, and specific duties of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2023, the Compensation Committee consisted of the members listed below. No member of our Compensation Committee then in service had ever been an officer or employee of the Company or had any other relationship requiring disclosure herein. None of our executive officers then in office served as a member of the board of directors or compensation committee of any other entity that had one or more of its officers serving on our Board or Compensation Committee.

Compensation Committee Report
The Compensation Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Compensation Committee:
Dylan Glenn, Chairperson
David E. Ullman, Member
Gregory B. Braca, Member
Dondi Black, Member
Jack A. Davis, Member

Nominating and Corporate Governance Committee
The Board of Directors established a Nominating and Corporate Governance Committee, which is currently comprised of, Ms. Black, chairperson, Mr. Georges, Mr. Davis and Mr. Braca, each of whom is independent as defined in Section 5605(b) of the Nasdaq’s listing standards. The Nominating and Corporate Governance Committee reviews our internal policies and procedures and by-laws. With respect to nominating director candidates, this committee identifies and evaluates potential director candidates and recommends candidates for appointment or election to the Board. The Nominating and Corporate Governance Committee has adopted a written charter, which is available on the Company’s Web site at https://intellicheck.com/investors. The charter sets forth responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience, and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be considered more than others by the Committee in making its recommendation. In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee will evaluate the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating and Corporate Governance Committee, will not have any specific minimum qualifications that must be met by a nominee. The Nominating and Corporate Governance Committee will not evaluate candidates differently based on who has made the recommendation.
Although we do not currently have a formal policy or procedure for stockholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by stockholders. Because we do not prohibit or restrict such recommendations, we have not implemented a formal policy with respect to stockholder recommendations.
Nominating and Corporate Governance Committee:
Dondi Black, Chairperson
William P. Georges, Member
Jack A. Davis, Member
Gregory B. Braca, Member

Audit Committee
The Board of Directors has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is currently comprised of David E. Ullman, chairperson, William P. Georges, Dylan Glenn, and Gregory B. Braca. The members of the Audit Committee are independent as defined in Section 5605(c) of the Nasdaq’s listing standards. The Audit Committee recommends to the Board of Directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The Audit Committee has adopted a written charter, which sets forth the responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee charter is incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed April 27, 2007 and is available on the Company’s Web site at https://intellicheck.com/investors.
The Board of Directors has determined that it has at least one audit committee financial expert serving on the audit committee. Mr. Ullman has vast corporate experience including his previous position as Chief Financial Officer for Jos. A. Bank Clothiers and Chief Financial Officer of Paul Fredrick Menstyle. He is considered an “audit committee financial expert.”
Audit Committee Report
The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Intellicheck under the Securities Act of 1933 or the Exchange Act.
With respect to the audit of the fiscal year ended December 31, 2023, and as required by its written charter which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
During its review, the Audit Committee has discussed with FORVIS, LLP, the Company’s Independent Registered Public Accounting Firm, those matters required to be discussed by Auditing Standard No. 16, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.
The Audit Committee has received from and discussed with FORVIS, LLP, the written disclosures and the letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and has discussed with FORVIS, LLP its independence. These disclosures relate to the firm’s independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Audit Committee:
David E. Ullman, Chairperson
Gregory B. Braca, Member
William P. Georges, Member
Dylan Glenn, Member
Process for Sending Communications to the Board of Directors
Stockholders that wish to communicate with the Board of Directors are welcomed to put their comments in writing addressed to the Company’s Investor Relations Representative, Jeffrey Ishmael. Such communications may be sent to Mr. Ishmael at Intellicheck, Inc., 200 Broadhollow Road, Suite 207, Melville, NY 11747. Upon receipt, Mr. Ishmael will distribute the correspondence to the directors. All communications received will be provided to the directors specified in the communication.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of April 8, 2024, by each person who is known by Intellicheck to beneficially own more than 5% of Intellicheck’s Common Stock, each of our officers, each director and all officers and directors as a group.
Shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants, restricted stock units vesting or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.
The applicable percentage of ownership is based on 19,404,561 shares outstanding.

Name	Shares Beneficially Owned	Percent
Bryan Lewis (1)	504,574	2.58
Jeffrey Ishmael (2)	462,322	2.36
Jonathan Robins (3)	25,200	*
Gregory B. Braca	75,482	*
Jack A. Davis (4)	132,298	*
William P. Georges (4)	76,351	*
Dylan Glenn (4)	63,353	*
Dondi Black	11,378	*
Guy L. Smith (4)	361,376	1.86
David E. Ullman (4)	47,110	*
All Executive Officers & Directors as a group (10 persons) (8)	1,759,444	8.87
5% Stockholders
Clear Harbor Asset Management, LLC (5)	1,414,019	7.13
Bleichroeder LP (6)	2,073,583	10.46
Topline Capital Management, LLC (7)	1,281,597	6.46
*Indicates beneficial ownership of less than one percent of the total outstanding Common Stock.
(1)Includes 149,473 shares issuable upon the exercise of stock options exercisable within 60 days and the vesting of 6,835 restricted stock units within 60 days. Includes 5,482 shares of Common Stock held by Mr. Lewis’ spouse, of which Mr. Lewis disclaims beneficial ownership of these shares.
(2)Includes 175,919 shares issuable upon the exercise of stock options exercisable within 60 days.
(3)Includes 20,000 shares issuable upon the exercise of stock options exercisable within 60 days.
(4)Includes 6,239 shares issuable upon the exercise of stock options exercisable within 60 days.
(5)The address of Clear Harbor Asset Management, LLC (“Clear Harbor”) is 263 Tresser Boulevard, Suite 1502, Stamford, CT 06901. Shares reflected above for Clear Harbor are based on a Schedule 13G/A filing made January 30, 2024.
(6)The address of Bleichroeder Holdings LLC (“Bleichroeder LP”) is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105. Shares reflected above for Bleichroeder LP are based on a Schedule 13G/A filing made February 14, 2022.

(7)The address of Topline Capital Management, LLC is 544 Euclid Street, Santa Monica, CA 90402. Shares reflected above for Topline Capital Management, LLC are based on a Schedule 13G filing made February 12, 2024.
(8)Includes 376,587 shares issuable upon the exercise of stock options exercisable within 60 days and the vesting of 6,835 restricted stock units that will vest or be settled with common stock within 60 days.
The address at which our Board of Directors and executive officers can be reached is the address specified in “Process for Sending Communications to the Board of Directors” above.

EXECUTIVE COMPENSATION
This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of Intellicheck’s executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but also describes compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of Intellicheck’s executive compensation disclosure.
The Compensation Committee currently oversees the design and administration of Intellicheck’s executive compensation program and compensation for the Board of Directors.
The principal elements of Intellicheck’s executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and other benefits. Intellicheck’s other benefits consist of reimbursed business travel and entertainment expenses, health insurance benefits, vacation pay, sick pay and a qualified 401(k) savings plan. Intellicheck’s philosophy is to position the aggregate of these elements at a level that is commensurate with Intellicheck’s size and performance.
Compensation Program Objectives and Philosophy
In General. The objectives of Intellicheck’s compensation programs are to:
•attract, motivate, and retain talented and dedicated executive officers;
•provide Intellicheck’s executive officers with both cash and equity incentives to further Intellicheck’s interests and those of Intellicheck’s stockholders; and
•provide employees with long-term incentives so Intellicheck can retain them and provide stability during Intellicheck’s growth stage.
Generally, the compensation of Intellicheck’s executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options and Restricted Stock Units (“RSU’s”).
In setting base salaries, the Compensation Committee generally reviews the individual contributions of the particular executive. Annual incentive compensation awards for 2022 and 2023 have been paid in accordance with the Executive Compensation Bonus Plan approved by the Compensation Committee based on expected Company performance. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of Intellicheck’s common stock over time.
Intellicheck generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The non-exempt compensation paid to any of our executive officers for fiscal 2023 as calculated for purposes of Section 162(m) did not exceed the $1.0 million limit.
Competitive Marketplace for Talent. Intellicheck defines its competitive marketplace for executive talent and investment capital to be the technology and business services industries.
Compensation Process. For each of Intellicheck’s named executive officers, the Compensation Committee reviews and approves all elements of compensation, taking into consideration recommendations from Intellicheck’s Chief Executive Officer (for compensation other than his own), as well as competitive marketplace guidance. Based upon its review, the Compensation Committee approves salaries for executive officers. The Compensation Committee sets the salary level of each executive officer on a case-by-case basis, considering the individual’s level of responsibilities and performance. All executive officer salaries are reviewed on an annual basis. Salary changes for executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, economic and competitive factors, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary.

Annual Incentive Compensation. The Company maintains an annual incentive program for both executives and non-executives. Pursuant to the Company’s 2015 Omnibus Incentive Plan (the “Incentive Plan”), certain full time permanent employees of the Company, including the Company’s Executive team are eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the fiscal year. These bonuses are designed to attract, motivate, retain, and reward the Company’s employees and executive team.

Under the Incentive Plan, achievement is tied to two financial metrics, revenue and adjusted EBITDA. With the exception of the Chief Executive Officer, the Executive level participants have a third achievement component tied to individual objectives reviewed and approved by the Chief Executive Officer. For non-executive participants in the Plan achievement is tied to the revenue metric and individual objectives as defined and reviewed with their managers. For non-executive participants of the Plan, 50% of the targeted bonus is based on the revenue metric and 50% is based on individual objectives. With respect to the two financial metrics, participant achievement can either be increased through an accelerator based on final results that exceed the approved budget for the fiscal year, or conversely, can be decreased through a decelerator if results do not achieve the approved budget. Accelerators have a cap of 117%, while decelerators have a floor of 80%.

Under the Incentive Plan, our Chief Executive Officer has a bonus target equal to 80% of his annualized salary; our Chief Financial Officer has a bonus target equal to 60% of his annualized salary and our Chief Technology Officer has a bonus target equal to 50% of his annualized salary. A named executive officer must be a permanent full-time employee to qualify for participation in the Incentive Plan.

Executive Officer Bonuses. During 2023, cash and RSUs were paid under the Executive Compensation Bonus Plan to the Chief Executive Officer and President, Chief Financial Officer and Chief Operating Officer, Former Chief Technical Officer and Former President in the amounts of $484,487, $251,034, $187,785, and $84,580, respectively. Of these amounts, the Chief Executive Officer and President, Chief Financial Officer and Chief Operating Officer, Former Chief Technical Officer and Former President received cash payments of $484,487 $24,789, $187,785 and $84,580, respectively. The Chief Financial Officer and Chief Operating Officer was initially awarded stock options as part of his bonus compensation in 2022 which were modified into RSUs that immediately vested and had a fair value of $226,245 on March 29, 2023. See the Company’s Current Report on Form 8-K, filed with the SEC on March 31, 2023, for more details.

During 2022, cash and Performance Stock Units (“PSUs”) were paid under the Executive Compensation Bonus Plan to the Chief Executive Officer, former President, former Chief Technical Officer and former Chief Financial Officer and Chief Operating Officer in the amounts of $567,975, $152,138, $188,435, and $169,701, respectively. Of these amounts, the Chief Executive Officer, former President, former Chief Technical Officer and former Chief Financial Officer and Chief Operating Officer received cash payments of $332,785, $152,138, $117,029 and $169,701, respectively. The Chief Executive Officer and former Chief Technical Officer were awarded vested PSUs upon achievement of predetermined corporate objectives related to market conditions of the Company’s share price and those equity awards were, on their amended grant dates, assigned a fair value of $235,190 and $71,406, respectively using a Monte Carlo simulation model More details about these PSUs and the relevant achievements can be found in the footnotes of the Summary Compensation Table and the “Grants of Plan-Based Awards” table.
Stock Option Grants. The Compensation Committee currently administers Intellicheck’s stock option and equity incentive plans for executive officers, employees, consultants, and outside directors. Under the plans, the Compensation Committee grants options to purchase Common Stock with an exercise price of no less than the fair market value of the Common Stock on the date of grant. The Compensation Committee believes that providing stock options to the executive officers, who are responsible for Intellicheck’s management and growth, gives them an opportunity to own Intellicheck stock and better aligns their interests with the interests of the stockholders. It also promotes retention of the officers because of the vesting provisions of the option grants and the potential for stock price appreciation.
For these reasons, the Compensation Committee considers stock options to be an important element of compensation when it reviews executive officer compensation. At its discretion, the Compensation Committee also grants options based on individual and corporate achievements. Normally, the Chief Executive Officer makes a recommendation to the Committee for awards to be made to the other executive officers. The Committee approves grants made to the Chief Executive Officer and other executive officers and, in certain cases, recommends grants for approval by the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Intellicheck’s performance, the executive officer’s role, and responsibilities at Intellicheck and the executive officer’s base salary.
Chief Executive Officer Compensation. Mr. Lewis receives an annual base salary of $400,000. Mr. Lewis may also receive an annual bonus based on reasonable objectives established by the Company’s Board of Directors. In addition, Mr. Lewis is entitled to receive benefits in accordance with the Company’s existing benefit policies and is reimbursed for Company expenses in accordance with the Company’s expense reimbursement policies. Effective March 2024, Mr. Lewis’s annual base salary was increased to $412,000.
The determination of the base salary to be paid to the Chief Executive Officer was based on many factors including the position’s historical compensation and the relative compensation in comparison to the other existing senior executives in the Company. In deciding on future changes in the base salary of the Chief Executive Officer, the Compensation Committee will consider several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer’s performance in finding and evaluating new business opportunities to establish the most productive strategic direction for Intellicheck.

Chief Financial Officer Compensation. Mr. Ishmael receives a base salary of $325,000. Mr. Ishmael may also receive an annual bonus based on reasonable objectives established by the Company’s Board of Directors. In addition, Mr. Ishmael is entitled to receive benefits in accordance with the Company’s existing benefit policies and is reimbursed for Company expenses in accordance with the Company’s expense reimbursement policies. In connection with his appointment as Chief Financial Officer in May 2022, Mr. Ishmael was awarded an aggregate of 291,228 Incentive Stock Options (“ISOs”) in two grants, with an exercise price of $1.71, of which 91,228 ISOs would have fully vested on March 31, 2023 and the remaining 200,000 ISOs vest in full over the next 3 years from the date Mr. Ishmael was appointed Chief Financial Officer. Effective March 2024, Mr. Ishmael’s annual base salary was increased to $357,500.

On March 31, 2023, the Company filed a Current Report on Form 8-K with the SEC to disclose Mr. Ishmael’s surrender of the first tranche of 91,228 in-the-money ISOs mentioned above for cancellation and the issuance of 91,228 RSUs that maintain the same vesting schedule as the ISOs that were surrendered for cancellation. The modification of these equity awards resulted in 91,228 newly issued RSUs with a grant price of $2.48 per share and a grant date of March 29, 2023.

Severance Agreements

The Company’s agreement with Mr. Lewis provides for certain severance payments in the event Mr. Lewis is terminated without cause including payment of his base monthly salary for a period of eighteen (18) months following such termination, in addition to reimbursement for certain living expenses and relocation advances and expenses in certain situations.

The Company’s employment agreement with Mr. Ishmael also provides for certain severance payments in the event Mr. Ishmael is terminated without cause including payment of his base monthly salary for a period of twelve (12) months following such termination.

The Company’s separation agreement with Mr. Gafke provided certain severance payments following the termination of Mr. Gafke’s employment with the company including payment of his base monthly salary for a period of twelve (12) months.

The Company’s separation agreement with Mr. Embry provided certain severance payments following the termination of Mr. Embry’s employment with the company including payment of $112,500 paid in equal installments over a period of six (6) months.

INTELLICHECK SUMMARY COMPENSATION TABLE
The following table sets forth compensation paid to our named executive officers for the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(4)		Option Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
Russell T. Embry (6)	2023	168,750	187,785	—		35,824		77,080	(3)(9)	469,439
Former Chief Technology Officer	2022	225,000	117,029	71,406		29,205		6,469	(3)	449,109

Bryan Lewis (7)	2023	400,000	484,487	—		211,763		2,500	(3)	1,098,750
Chief Executive Officer and President	2022	400,000	332,785	235,190		131,092		7,833	(3)	1,106,900

Jeffrey Ishmael(2)	2023	325,000	24,789	226,245	(8)	123,803		5,281	(3)	705,118
Chief Financial Officer and Chief Operating Officer	2022	189,583	—	—		284,936	(8)	—		474,519

Jonathan Robins(11)	2023	129,735	—	—		74,460		—		204,195
Chief Technology Officer	2022	—	—	—		—		—		—

Garrett Gafke (5)	2023	172,915	84,580	—		123,795		229,292	(3) (10)	610,582
Former President	2022	325,000	152,138	—		81,775		7,109	(3)	566,022
(1)The amounts reported in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of awards for the years ended December 31, 2023, 2022 and computed in accordance with FASB ASC Topic 718, Stock Compensation (“ASC 718”). See Note 9 of the Notes to Financial Statements in our 2023 Annual Report on Form 10-K, filed with the SEC on April 1, 2024 for information regarding assumptions underlying the valuation of equity awards.
(2)Jeffrey Ishmael was appointed Chief Financial Officer on May 13, 2022 and Chief Operating Officer on May 16, 2023.
(3)A portion of this figure represents matching contribution under the Company’s 401(k) Plan.
(4)Amounts for fiscal year 2022 include PSU awards that were originally granted to executives and employees in 2020, of which the vesting criteria was to be 50% reliant on the performance of the Company’s closing share price (market-based condition) and the other half dependent on the Company reaching certain adjusted EBITDA performance metrics (performance-based condition). Towards the end of fiscal year 2021, the Company’s Board of Directors decided to amend its PSU plan so that the sole vesting criteria was to be based on the Company’s closing share price, the market-based condition. As of a result of the modification of this incentive plan, vesting of the amended PSUs would be achieved if the Company’s 15-day average closing stock price reached certain milestones associated with an incremental share price vesting schedule. The Company achieved a tier of its post-modification vesting criteria and 50% of all outstanding PSU awards were considered earned on the vesting date of December 31, 2022. The vested PSUs were settled in shares of Common Stock on April 2023 upon the Compensation Committees certification of stock price goal achievement following the filing of the Company’s fiscal year 2022 Annual Report on 10-K. The fair value of the PSUs was calculated using a Monte Carlo simulation on the date of the original grant in 2020 and then recalculated after the modification of the PSUs.
(5)Garrett Gafke’s employment with the Company ended on May 16, 2023. See the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2023, for more details.

(6)Russell T. Embry’s employment with the Company ended on September 29, 2023. See the Company’s Current Report on Form 8-K, filed with the SEC on September 29, 2023, for more details.
(7)Bryan Lewis was appointed President on May 16, 2023.
(8)Jeffrey Ishmael’s stock awards for 2023 were a modification of 91,228 options that were a portion of the options awards that were issued to him in 2022. See the Company’s Current Report on Form 8-K, filed with the SEC on March 31, 2023.
(9)Russell T. Embry was paid $72,861 in severance payments in accordance with his separation agreement after his employment with the Company ended on September 29, 2023.
(10)Garrett Gafke was paid $226,245 in severance payments in accordance with his separation agreement after his employment with the Company ended on May 16, 2023.
(11) Jonathan Robins was appointed Chief Technology Officer on October 3, 2023.
Other than the 401(k) retirement plan , which permits eligible employees to make voluntary contributions to a trust, up to a maximum of 35% of compensation (subject to certain limitations), the Company currently has no other retirement, pension, or profit-sharing plan covering its officers and directors.

Employment Arrangements

Below are descriptions of the key terms of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment or change in control of our Company.

Bryan Lewis

We entered into an employment agreement with Bryan Lewis which became effective on February 21, 2018. Pursuant to this agreement, Mr. Lewis is entitled to an initial annual base salary of $250,000 that may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus under terms identified by the Company and based on achievements of goals as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. During the year ended December 31, 2021, Mr. Lewis’s annual base salary was increased to $400,000 from $350,000. Additionally, Mr. Lewis is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement. Effective March 2024, Mr. Lewis’s annual base salary was increased to $412,000 from $400,000.

Jeffrey Ishmael

We entered into an employment agreement with Jeffrey Ishmael which became effective on May 6, 2022. Pursuant to this agreement, Mr. Ishmael is entitled to an annual base salary of $325,000 that may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of up to 60% of his base salary based on revenue and EBITDA targets as determined by our Board and the achievement of goals identified by the CEO, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. Mr. Ishmael was granted 91,228 incentive stock options in accordance with his employment agreement that were to vest over a period of one year. Additionally, Mr. Ishmael was also granted 200,000 incentive stock options in accordance with his employment agreement that were to vest over a period of three years. On March 31, 2023, the Company filed a Current Report on Form 8-K with the SEC to disclose Mr. Ishmael’s surrender of the first tranche of 91,228 in-the-money ISOs mentioned above for cancellation and the issuance of 91,228 Restricted Stock Units that maintain the same vesting schedule as the ISOs that were surrendered for cancellation. The modification of these equity awards resulted in 91,228 newly issued RSUs with a grant price of $2.48 per share and a grant date of March 29, 2023.Additionally, Mr. Ishmael is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement. Effective March 2024, Mr. Ishmael’s annual base salary was increased to $357,500 from $325,000.

Jonathan Robins

We entered into an employment agreement with Mr. Robins, which became effective on May 25, 2023. Pursuant to this agreement, Mr. Robins is entitled to an annual base salary of $250,000 that may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of up to 40% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. Effective March 2024, Mr. Robin’s annual base salary was increased to $300,000 from $250,000.

Garrett Gafke

We entered into an employment agreement with Mr. Gafke, which became effective on March 23, 2021. Pursuant to this agreement, Mr. Gafke is entitled to an annual base salary of $325,000 that may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of up to 60% of his base salary based on revenue and EBITDA targets as determined by our Board and the achievement of goals identified by the CEO, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. Mr. Gafke’s employment with the Company ended on May 16, 2023. See the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2023, for more details.

Stock Option and Equity Incentive Plan
The principal purpose of the Incentive Plan is to attract, motivate, reward, and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Incentive Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards, and other stock-based awards.
The Company adopted the Incentive Plan, which currently covers up to 5,236,000 of the Company’s common shares, pursuant to which officers, directors, key employees, and consultants to the Company are eligible to receive incentive stock options, nonqualified stock options and other types of equity incentives such as restricted stock grants. The Compensation Committee of the Board of Directors administers the Incentive Plan and determines the terms and conditions of options granted, including the exercise price. The Incentive Plan generally provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the Company. The Incentive Plan also entitles non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.
Administration. The Incentive Plan is currently administered by the Compensation Committee as designated by the Board of Directors. The Compensation Committee has the power to interpret the Incentive Plan and to adopt rules for the administration, interpretation, and application per terms of the Incentive Plan.
Grant of Awards; Shares Available for Awards. Certain employees, consultants and directors are eligible to be granted awards under the Incentive Plan. The Compensation Committee will determine who will receive awards under the Incentive Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Incentive Plan.
As of April 8, 2024, a total of 499,175 shares of Intellicheck’s Common Stock are available for issuance or delivery under the existing Incentive Plan. The number of shares of the Company’s Common Stock issued or reserved pursuant to the Incentive Plan will be adjusted at the discretion of the Board of Directors or the Compensation Committee as a result of stock splits, stock dividends and similar changes in the Company’s Common Stock.
Stock Options. The Incentive Plan permits the Compensation Committee to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The Compensation Committee will establish the duration of each option at the time it is granted, with maximum ten-year duration for incentive stock options, and may also establish vesting and performance requirements that must be met prior to the exercise of options. Stock option grants (other than incentive stock option grants) also may have exercise prices that are less than, equal to or greater than the fair market value of the Company’s Common Stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of the Company’s Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of the Company’s Common Stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price. Stock options are not spring-loaded or otherwise timed to take advantage of material non-public information.
Other Equity-Based Awards. In addition to stock options, the Compensation Committee may also grant certain employees, consultants and directors shares of restricted stock, with terms and conditions as the Compensation Committee may establish pursuant to the terms of the Incentive Plan. The Incentive Plan does not allow awards to be made under terms and conditions which would cause such awards to be treated as deferred compensation subject to the rules of Section 409A of the Code.
Change-in-Control Provisions. In connection with the grant of an award, the Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.
Amendment and Termination. The Compensation Committee may adopt, amend, and rescind rules relating to the administration of the Incentive Plan, and amend, suspend, or terminate the Incentive Plan, but no amendment will be made that adversely affects in a material manner any rights of the holder of any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. Intellicheck attempted to structure the Incentive Plan so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

The following table summarizes outstanding option and stock awards as of year-end December 31, 2023, for the named executive officers:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards					Stock Awards
	No. of Securities Underlying Unexercised Options/Warrants			Option Exercise Price ($)	Option Expiration Date	No. of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested ($)
Name	Exercisable	Unexercisable
Bryan Lewis	184,581	—	(1)	2.68	03/03/24
Bryan Lewis	35,688	3,244	(2)	11.50	03/10/26
Bryan Lewis	22,700	22,700	(2)	2.02	06/30/27
Bryan Lewis	17,025	17,025	(2)	2.53	06/30/27
Bryan Lewis	17,025	17,025	(2)	3.03	06/30/27
Bryan Lewis	—	66,500	(2)	2.70	03/03/28
Bryan Lewis	—	33,250	(2)	3.24	03/03/28
Bryan Lewis	—	33,250	(2)	3.78	03/03/28
Bryan Lewis						6,835	(5)	12,987
Jeffrey Ishmael	125,000	75,000	(4)	1.71	05/13/27
Jeffrey Ishmael	—	38,878	(2)	2.70	03/03/28
Jeffrey Ishmael	—	19,439	(2)	3.24	03/03/28
Jeffrey Ishmael	—	19,439	(2)	3.78	03/03/28
Jonathan Robins	20,000	—	(3)	2.44	06/26/28
Jonathan Robins	—	35,000	(2)	2.44	08/16/28
(1)The shares underlying these options vested at a rate of 33.33% per year after the 2nd year anniversary of the date of the grant.
(2)The shares underlying these options vest at a rate of 33.33% on the first anniversary of the grant and the remainder in equal quarterly installments over the following two years.
(3)The shares underlying these options vested immediately on the date of the grant.
(4)50% of the shares underlying these options vest on the first anniversary of the grant date and the remainder in equal quarterly installments over the following two years.
(5)These RSUs were granted in March 2021. These RSUs that were granted to the executive, one-third vested upon the first anniversary of the date of grant and the remaining in quarterly installments over the following two years. Reflects the market value of the RSUs that have not vested computed by multiplying $1.90, which was the closing market price of the Company’s stock on December 31, 2023, by the number of RSUs that had not vested as of December 31, 2023.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company, utilizing the scaled disclosure requirements in Item 402(v) of Regulation S-K applicable to “smaller reporting companies”.

For each year referenced in the tables below, the CEO (“Chief Executive Officer”) is Bryan Lewis. The non-CEO Named Executive Officers (“NEOs”) in 2023 were Jeffrey Ishmael, Russell T. Embry, Garrett Gafke, and Jonathan Robins. The non-CEO NEOs in 2022 were Jeffrey Ishmael, Russell T. Embry, Garrett Gafke, and Bill White. The non-CEO NEOs in 2021 were Russell T. Embry, Garrett Gafke, and Bill White.

Year (a)	Summary Compensation Table Total for CEO (b)(1)(4)	Compensation Actually Paid to CEO (c)(2)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers (d)(4)	Average Compensation Actually Paid to Non-CEO Named Executive Officers (e)(5)	Value of Initial Fixed $100 Investment Based On Company Total Shareholder Return (“TSR”) (f)(3)	Net Income (loss) (h)
2023	$1,089,749	$987,762	$497,334	$424,279	$16.66	$(1,980,000)
2022	$1,106,900	$574,614	$481,341	$390,338	$17.54	$(4,159,000)
2021	$2,222,365	$(144,876)	$1,150,985	$558,496	$40.51	$(7,478,000)

(1)This column (b) represents the amount of total compensation reported for Mr. Lewis (our CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Please refer to the Executive Compensation Tables section of this Proxy Statement.
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” (CAP) to Mr. Lewis, as computed in accordance with Item 402(v) of Regulation S-K, for the applicable year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lewis during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments that were made to Mr. Lewis’s total compensation for each year to determine the compensation actually paid can be found on the subsequent two tables on the following page:
(3)To include the TSR for each covered year per Item 402(v)(2)(iv). The measurement point is from the last trading day before the Company’s earliest year to be included on the table (i.e. here the Measurement Period would be from January 1, 2021 to December 31, 2023. The amounts included in Column (f) are the TSR based on an initial investment of $100.)
(4)Amounts in this column represent the “Total” column set forth in the Summary Compensation Table (“SCT”) on page 14. See the footnotes to the SCT for further detail regarding the amounts in these columns.
(5)The dollar amounts reported in column (e) represent the amounts of “compensation actually paid.” to NEOs not including Mr. Lewis. The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

2023	CEO	Non-CEO NEOs
SCT Total	$1,098,750	$497,334
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(211,763)	(89,471)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	94,120	21,058
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(21,841)	(7,704)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	62,269
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	28,497	4,596
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(63,802)
Compensation Actually Paid	$987,763	$424,280

2022	CEO	Non-CEO NEOs
SCT Total	$1,106,900	$481,341
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(366,282)	(116,826)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	109,233	101,649
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(269,535)	(46,819)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(240,892)	(147,633)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	235,189	118,626
Compensation Actually Paid	$574,613	$390,338

2021	CEO	Non-CEO NEOs
SCT Total	$2,222,365	$1,150,985
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(1,493,005)	(773,296)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	382,434	268,590
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(1,023,248)	(30,667)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	310,614	102,322
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(202,823)	(2,651)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(341,213)	(156,788)
Compensation Actually Paid	$(144,876)	$558,495

Pay Versus Performance Narrative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table on CAP and each of total shareholder return (“TSR”) and net loss.

We do not utilize TSR and net loss in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with our performance. As described in more detail above in the section “Executive Compensation” part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain employment criteria. Additionally, we view equity awards, in the form of ISOs or PSUs, to be an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

The following graphs illustrates the relationship during 2021-2023 of the CAP for our CEO and non-CEO NEOs as calculated pursuant to SEC rules to our TSR.

Intellicheck TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2020)
$1.15
$0.95
$0.75
$0.55
$0.35
$0.15
-$0.05
-$0.25
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$40.51
$0.56
($0.14)
$0.57
$17.54
$0.39
$0.99
$16.66
$0.42
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
IDN TSR

The following graph illustrates the relationship during 2021-2023 of the CAP for our CEO and non-CEO NEOs in relation to the Company’s net losses.

Intellicheck Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
-$0.20
-$0.40
$0.00
($1.00)
($2.00)
($3.00)
($4.00)
($5.00)
($6.00)
($7.00)
($8.00)
($0.14)
$0.56
$0.57
$0.39
$0.99
$0.42
($7.48)
($4.16)
($1.98)
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation Plan (excluding securities reflected in column (a))
Equity compensation Plan approved by security holders (1)	1,611,602	$2.23	499,175
Equity compensation plans not approved by security holders	—	N/A	N/A
Total	1,611,602	$2.23	499,175
(1)Represents 1,487,883 options, 123,719 restricted stock units and zero performance stock units under the Incentive Plan as of April 8, 2024.
Pension Benefits
The Company does not sponsor any qualified or non-qualified defined benefit plans.
Non-qualified Deferred Compensation
Intellicheck does not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide Intellicheck’s officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in the company’s best interests. Intellicheck sponsors a tax qualified defined contribution 401(k) plan in which Mr. Embry, Mr. Lewis, Mr. Gafke and Mr. Ishmael participated in during 2023. Intellicheck made a matching contribution to the plan equal to 50% of the first 6% an employee contributes into the plan.
Compensation of Directors
The following table sets forth certain information concerning compensation of Intellicheck’s directors who served in 2023.

Name and Principal Position	Fees Paid in Cash ($)	Option Awards ($) (1)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Guy L. Smith, Director	—	—	120,000	—	120,000
Emil R. Bedard, Director (3)	20,000	—	5,000	—	25,000
Jack A. Davis, Director	80,000	—	20,000	—	100,000
William P. Georges, Director	80,000	—	20,000	—	100,000
Dylan Glenn, Director	47,500	—	52,500	—	100,000
Dondi Black, Director	80,000	—	20,000	—	100,000
Greg B. Braca, Director	—	—	100,000	—	100,000
David E. Ullman, Director	80,000	—	20,000	—	100,000
(1)The amounts reported in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of awards computed in accordance with ASC 718. See Note 9 of the Notes to Financial Statements in our Annual Report on Form 10-K, for information regarding assumptions underlying the valuation of equity awards.
(2)No other compensation, including perquisites more than $10,000 was paid to any of the directors.

(3)Emil R. Bedard resigned from the Board of Directors, effective March 31, 2023.
Director compensation is set by the Board of Directors upon the recommendation of the Corporate Governance Committee. For fiscal year 2023, non-employee directors received a total base annual fee of $100,000 for services provided throughout the year. The Chairman received an additional annual fee of $20,000. The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings.
In February 2021, to assess the competitiveness of our director compensation program and at the suggestion of the Nominating and Governance Committee, the Board reviewed director compensation programs at companies similar to the market capitalization and industry of the Company. Following that review, the Board determined to increase the fees paid to our directors from $60,000 for a director and $80,000 for the Chairman to $100,000 for a director and $120,000 for the Chairman, effective as of the 2021 Annual Meeting. The Board determined that the increase would enhance its ability to retain and recruit directors. In addition, to further align the interests of the directors with our stockholders, the Board determined that one half of the increase would be paid only in the form of shares of our common stock. Going forward, the Board intends to increase or decrease director compensation to remain consistent with companies similar to its industry and market capitalization. The Board currently intends that any such future increase would be in the form of shares of our common stock, to further align the interests of the directors with our stockholders.
CERTAIN RELATED PARTY TRANSACTIONS
The Nominating and Corporate Governance Committee reviews transactions with firms associated with directors and nominees for director. Intellicheck’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by Intellicheck’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board of Directors and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in 2023. Intellicheck’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business, or professional interests.

INSIDER TRADING POLICY

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees of the Company and its subsidiaries that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company.

The Insider Trading Policy prohibits any insider, or any members of the immediate family or household of any such person, from engaging in any transaction involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possesses material nonpublic information and ending at the close of business on the second Trading Day following the date of public disclosure of that information, or at such time as such nonpublic information is no longer considered material.

Proposal No. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed FORVIS, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
Representatives of FORVIS, LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For the fiscal years ended December 31, 2023 and 2022, Intellicheck’s principal independent auditors were FORVIS, LLP and EisnerAmper, LLP, respectively. Effective September 27, 2022, upon the recommendation of the Audit Committee, the Board of Directors of Intellicheck dismissed EisnerAmper, LLP as the Company’s principal independent registered public accounting firm and approved the appointment of FORVIS, LLP as the Company’s successor principal independent registered public accounting firm. More information can be found in the Company’s Current Report on Form 8-K which was filed with the SEC on October 3, 2022. The breakdown of the professional fees rendered by both FORVIS, LLP and EisnerAmper, LLP is provided in the following categories and amounts:
Audit Fees
The aggregate fees billed by FORVIS, LLP for professional services rendered for the audit of Intellicheck’s annual financial statements for the fiscal year ended December 31, 2023, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year amounted to $327,000.

The aggregate fees billed by FORVIS, LLP for professional services rendered for the audit of Intellicheck’s annual financial statements for the fiscal year ended December 31, 2022, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year amounted to $298,000.

The aggregate fees billed by EisnerAmper, LLP for professional services rendered for the audit of Intellicheck’s annual financial statements for the fiscal year ended December 31, 2022, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year were $175,000. For the fiscal year ended December 31, 2022, EisnerAmper, LLP billed $5,000 related to the Company’s filing of Form S-8 in July 2022.
Audit-Related Fees
For the fiscal year ended December 31, 2023, FORVIS, LLP billed Intellicheck $16,000 for professional services that are reasonably related to the audit of our financial statements.

For the fiscal year ended December 31, 2022, EisnerAmper, LLP billed Intellicheck $39,000 for professional services that are reasonably related to the audit of our financial statements, such as the analysis of several equity compensation and R&D transactions in 2022.

Pre-approval of Services
The Audit Committee pre-approves all services, including both audit and non-audit services, provided by Intellicheck’s independent registered public accounting firm. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.
Vote Required
Approval of the ratification of our independent auditors requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock entitled to vote on the proposal, with abstentions counting as votes against the proposal.
The Board of Directors recommends that you vote to ratify such appointment.

Proposal No. 3
SAY ON PAY
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides stockholders with the opportunity to vote, on an advisory basis, to approve the compensation of Intellicheck’s compensation policies. The Board of Directors believes that Intellicheck’s compensation policies and procedures are aligned with the long-term interests of stockholders. As described in detail under the Executive Compensation discussion section of this Proxy Statement, we believe that our compensation program is designed to support our long-term business strategies and creation of stockholder value by emphasizing long-term alignment with our stockholders and pay-for-performance. You are encouraged to read the Executive Compensation discussion section of this Proxy Statement for additional details on our executive compensation, including our philosophy and objectives and the 2023 compensation of our named executive officers. This non-binding advisory “say-on-pay” vote gives you as a stockholder the opportunity to endorse our executive compensation program through the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation discussion, compensation tables and narrative discussion is hereby APPROVED.”
As an advisory vote, this proposal is non-binding. However, the Board of Directors and the Compensation Committee value the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions for the named executive officers.
Our Board of Directors recommends a vote “FOR” the advisory approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive Compensation.”
Vote Required
Non-binding, advisory approval of the advisory proposal on the compensation of our named executive officers as disclosed in this Proxy Statement under “Executive Compensation” requires the affirmative vote of a majority of the shares of Intellicheck common stock present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as votes “AGAINST” this proposal, whereas “broker non-votes” will not be counted for purposes of determining whether this advisory proposal has been approved.

Proposal No. 4
SAY ON FREQUENCY
ADVISORY VOTE ON THE FREQUENCY (EVERY ONE, TWO, OR THREE YEARS) OF FUTURE ADVISORY VOTES TO APPROVE OF EXECUTIVE COMPENSATION.
The Dodd-Frank Act provides stockholders with the opportunity to vote, on an advisory basis, as to the frequency of stockholder advisory “say-on-pay” votes such as that detailed in Proposal 3 above. You may abstain from voting, or you may select a recommendation as to the frequency of such votes: every one year, two years, or three years. This non-binding advisory vote gives you as a stockholder the opportunity to select a frequency of “say-on-pay” votes.
As an advisory vote, this proposal is non-binding. However, the Board of Directors and the Compensation Committee value the opinions of stockholders and will consider the outcome of the vote when determining the frequency of “say-on-pay” votes. Nevertheless, the Board of Directors may decide to hold a non-binding advisory vote on future compensation of future named executive officers more or less frequently than the option voted by the shareholders.
The Board of Directors has considered this matter and has determined that a non-binding advisory vote on executive compensation every year is appropriate to provide stockholders the opportunity to inform Intellicheck of their opinion of our approach to compensation policies and practices, after having sufficient time to observe its impact on our business.
Our Board of Directors recommends a vote of “ONE YEAR” with respect to the advisory vote on the frequency of future advisory votes to approve of executive compensation.
Vote Required
Pursuant to this non-binding advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation, shareholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: ONE YEAR, TWO YEARS, THREE YEARS, or ABSTAIN. The option receiving the vote of a plurality of the shares of Intellicheck common stock present in person or represented by proxy at the annual meeting will be approved on a non-binding, advisory basis. Abstentions and “broker non-votes” will not be counted for purposes of determining the result of this non-binding advisory vote.
OTHER MATTERS
The Board of Directors does not know of any matters other than those mentioned above to be presented at the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.
ANNUAL REPORT
Our annual report to stockholders concerning our operations during the fiscal year ended December 31, 2023, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.
UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, TO EACH STOCKHOLDER OF RECORD OR TO EACH STOCKHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 8, 2024. ANY REQUEST BY A STOCKHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT INTELLICHECK, INC., 200 BROADHOLLOW ROAD, SUITE 207, MELVILLE, NY 11747.
REQUIREMENTS FOR STOCKHOLDER PROPOSALS TO BE BROUGHT BEFORE THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Stockholders’ proposals intended to be presented at next year’s Annual Meeting of Stockholders must be submitted in writing to INVESTOR RELATIONS at INTELLICHECK, INC., 200 BROADHOLLOW ROAD, SUITE

207, MELVILLE, NY 11747, no later than December 2, 2024, for inclusion in the Company’s proxy statement and form of proxy for that meeting. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials.
Notice of any director nomination or other proposal stockholders intend to present at the 2025 Annual Meeting of Stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2024 Annual Meeting of Stockholders, must be delivered to the Company’s INVESTOR RELATIONS at INTELLICHECK, INC., 200 BROADHOLLOW ROAD, SUITE 207, MELVILLE, NY 11747, not later than the close of business on February 22, 2025.
The proxy solicited by the Company for the 2025 Annual Meeting of Stockholders will confer discretionary authority on the Company’s proxies to vote on any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to February 22, 2025.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the SEC’s website located at http://www.sec.gov.
STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 10, 2024. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of the Board of Directors,

/s/ Jeffrey Ishmael
Jeffrey Ishmael
Chief Financial Officer and Chief Operating Officer